Exhibit 99.1

FOR IMMEDIATE RELEASE

Date: September 22, 2017

Contact:	Kevin McPhaill, President, CEO	Contact:	Dave Brubaker, President, CEO
	Mike Olague, EVP Chief Banking Officer		(805) 646-9909
	(559) 782-4900 or (888) 454-BANK		dbrubaker@ojaicommunitybank.com
Symbol:	BSRR (Exchange: NASDAQ)	Symbol:	OJCB (Exchange: OTC)
Website:	www.bankofthesierra.com	Website:	ojaicommunitybank.com
www.sierrabancorp.com

Sierra Bancorp Receives Shareholder Approval for OCB Bancorp Acquisition

Porterville, CA – Sierra Bancorp (NASDAQ:BSRR), the holding company of Bank of the Sierra and OCB Bancorp (OTC: OJCB), the parent company of Ojai Community Bank, announced today that all necessary approvals were received for the acquisition of OCB Bancorp, following the OCB Bancorp shareholder vote on September 21, 2017. Subject to satisfaction of customary closing conditions, Ojai Community Bank will close its doors on September 29, 2017 and re-open on October 2, 2017 as Bank of the Sierra.

Kevin McPhaill, Bank President and Chief Executive Officer of Bank of the Sierra said, “We are excited for the opportunity to expand along the coast and look forward to serving the communities of Santa Barbara, Santa Paula, Ojai and Ventura. We remain confident that Bank of the Sierra’s financial strength and overarching commitment to customer satisfaction will continue the legacy built by Ojai Community Bank.”

David Brubaker, President and Chief Executive Officer of OCB Bancorp and Ojai Community Bank stated, “We are very pleased to be joining with Bank of the Sierra and believe this is an excellent opportunity for our shareholders, customers and employees to realize enhanced value by being part of a larger financial institution with considerably deeper resources, operational scale and a steady stream of core earnings. I really feel that our cultures match very well and our focus on helping the customer, which is unique to community banking, is core to their strategy. Our customers will benefit with access to many more products and services, together with significantly increased lending capacity, enabling us to meet more of the needs of our customers and our community.”

About OCB Bancorp

OCB Bancorp, a locally owned and operated holding company, was formed in September 2013 as the parent company of Ojai Community Bank and its divisions, Santa Barbara Community Bank, Ventura Community Bank and Santa Paula Community Bank. The family of banks offers a full array of banking products and services to businesses, professionals, individuals and commercial property owners.

About Sierra Bancorp & Bank of the Sierra

Sierra Bancorp is the holding company for Bank of the Sierra (www.bankofthesierra.com), which is in its 40th year of operations and is the largest independent bank headquartered in the South San Joaquin Valley. Bank of the Sierra is a community-centric regional bank, which offers a full range of retail and commercial banking services via 35 full-service branches located throughout California’s South San Joaquin Valley and neighboring communities, on the Central Coast, and in Southern California locations including the Santa Clara Valley. We also maintain a loan production office and an online branch, and provide specialized lending services through an agricultural credit center, a real estate industries center, and an SBA center.

Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Sierra Bancorp and OCB Bancorp intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of Sierra Bancorp and OCB Bancorp and the resulting company, include but are not limited to: the businesses of Sierra Bancorp and/or OCB Bancorp may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and other risk factors detailed from time to time. Sierra Bancorp and OCB Bancorp undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.